UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 14, 2013

MACROSOLVE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	333-150332	75-1518725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9521-B Riverside Parkway, #134, Tulsa, Oklahoma 74137
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 932-2000

Copy of correspondence to:

Gregory Sichenzia, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                      Changes in Registrant’s Certifying Accountant

On August 14, 2013, MacroSolve, Inc. (the “Company”) received notice of the resignation of Hood & Associates, CPAs, P.C. (“Hood”), as its independent registered public accounting firm. Hood’s resignation resulted from staffing considerations that resulted in Hood being unable to provide a concurring partner for review of the Company’s financial statements.

The reports of Hood on the Company’s financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as that the reports of Hood for the fiscal year ended December 31, 2011 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through the date of this report, it has had no disagreements with Hood on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hood, would have caused it to make reference to the subject matter of such disagreements in its report on the Company’s financial statements for such periods.

During the Company’s two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

The Company provided Hood with a copy of this disclosure before its filing with the SEC. The Company requested that Hood provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and the Company received a letter from Hood stating that it agrees with the above statements.  A copy of the letter from Hood is attached hereto as Exhibit 16.1.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

16.1	Letter from Hood & Associates, CPAs, P.C. to the SEC, dated as of August 15, 2013.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACROSOLVE, INC.

Date: August 15, 2013	By:	/s/ KENDALL CARPENTER
Kendall Carpenter
Chief Financial Officer

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